Exhibit 3.95

OPERA TING AGREEMENT OF ENSCOINVESTMENTSLLC A NEV ADA LIMITED LIABILITY COMP ANY This Operating Agreement (this "Agreement") of ENSCO Investments LLC, a Nevada limited liability company (the "Company"), is entered into as of the 10th day of December, 2009, by ENSCO International Incorporated, a Delaware corporation (the "Member"), as the initial member of the Company. The Member hereby forms the Company pursuant to and in accordance with Chapter 86 of the Nevada Revised Statutes, as amended from time to time (the "NRS"), and hereby agrees as follows: 1. Name. The name of the Company shall be "ENSCO Investments LLC," and the business of the Company shall be conducted under such name. The Member has filed or shall file Articles of Organization for the Company substantially in the form attached hereto as Exhibit A. 2. Purpose and Duration. The purposes of the Company are (a) to act or carry on business as a holding company and for that purpose to acquire and hold shares, stocks, debentures, bonds, loans, obligations or securities of whatsoever nature issued by any company or entity wheresoever incorporated or carrying on business and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof; (b) to control and coordinate the administration and operation of any companies for the time being directly or indirectly controlled by the Company and to provide services of all kinds including managerial and other executive, supervisory and consultancy services for or in relation to any company or entity upon such terms as the Company may think fit; and (c) to engage in any and all other lawful activities for which an LLC may be organized under the NRS (such purposes being collectively referred to as the "Business"). The Company may, from time to time, apply for and qualify to do business in any state or territory of the United States or any foreign country, commonwealth, kingdom, sovereign state or territory. The Company will have a perpetual existence. 3. Principal Executive Office. The principal executive office of the Company shall be l 00 New Bridge Street, London, England EC4V 6JA, or such other places within the United Kingdom as the Managers may from time to time decide, and all books and records of the Company shall be maintained in the United Kingdom. 4. Registered Agent. The registered agent of the Company for service of person or the Company in the State of Nevada shall be The Corporation Trust Company of Nevada or any other person or entity named by the Managers (defined below). HOUDMS/261866. 7

5. Registered Office. The address of the registered office of the Company in the State of Nevada is c/o The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89511. · 6. Powers of the Company. The Company shall have the power and authority to take any and all actions necessary, appropriate, advisable, convenient or incidental to or for the furtherance of the Business. 7. Equity Share Capital; Initial Capital Contribution; Repurchase/Cancellation. A "member's interest" (as defined in NRS 86.091) in the Company shall be represented by shares held by such Member as provided herein, which shall be evidenced by one or more physical share certificates (as provided by NRS 86.286(3)); provided, that multiple shares may be represented by a single certificate. Every share certificate must be signed by two Managers. Every share shall have a par value of $1.00 per share, which shall be the minimum consideration per share to be paid to the Company in connection with the issuance of the Company's shares. All such shares are identical in that they entitle the holder(s) thereof to the same rights and privileges hereunder as any other share. Each issued and outstanding share shall have one vote on all matters properly coming before the Member. The Company may repurchase or cancel shares against cash or noncash consideration as may be agreed with the Member holding such shares, and may increase or decrease authorized share capital at any time by the vote of the Member. Any repurchased shares shall be deemed cancelled immediately upon acquisition by the Company, and shall thereafter remain authorized and unissued until further issuance by the Company in the sole discretion of the Member. The Member shall make a capital contribution of US$100 in cash to the Company in exchange for the issuance of 100 shares as "member's interests" and shall thereby own one hundred percent (I 00%) of the equity interest in the Company. A Member is not entitled to the return of any part of its capital contributions or to be paid interest in respect of its capital contributions. An unrepaid capital contribution is not a liability of the Company or of the Member. 8. Additional Contributions. Any additional capital contributions to the Company, including any amounts deemed necessary for the Company to develop the Business, shall be made at the sole discretion of the Member. If a Member makes an additional capital contribution, the Company may issue additional shares representing additional "member's interests" to such Member. 9. Allocation of Profits and Losses. Unless and until additional members are admitted to the Company, the Company intends to be treated as a disregarded entity for U.S. federal and state income tax purposes, and shall file such forms (including Form 8832, "Entity Classification Election") as may be necessary or desirable to accomplish such purpose. Accordingly, all items of income, gain, loss, deduction and credit of the Company shall be considered items of income, gain, loss, deduction and credit of the Member of the Company, all in accordance with the relevant percentage holding of the Member. 10. Distributions. Distributions shall be made to the Member at the times and in the amounts determined by the Managers in accordance with the relevant percentage of the shares of members' interests held by each Member. To the extent the Company is required by law to withhold or to make tax payments on behalf of or with respect to any Member, the Company HOUDMS/261866.7 2 may withhold such amounts and make such tax payments as so required. For purposes of this Agreement, any such payments or withholdings shall be treated as a distribution to the Member on behalf of whom the withholding or payment was made. 11. Powers of Member; Transfer of Shares. (a) The Member shall have the power to exercise any and all rights and powers granted to the members pursuant to the express terms of this Agreement. A Member (in its capacity as such) may not participate in the management or control of the Business or the Company or otherwise bind the Company unless otherwise provided in this Agreement. (b) The Member may sell, assign, transfer, pledge, hypothecate or otherwise encumber the shares representing such Member's "member's interest" in the Company upon terms and subject to conditions as the Member may determine. 12. Management. 12.1 Managers. (a) Managed by Managers. The Company shall be managed by the managers (the "Managers"), who shall be the "managers" within the meaning of NRS 86.071. Subject to the limitations set forth in this Agreement, the Managers shall have full, exclusive and complete discretion to manage and control the Business and affairs of the Company, to make all decisions affecting the Business and affairs of the Company and to take all such actions as they deem necessary or appropriate to accomplish the purpose of the Company as set forth herein. If at any time the Company has more than one Manager, at such times as the Managers act as a body in a Managers meeting, the Managers can act only by a majority vote of a quorum. Each Manager has one vote. The Managers shall be the sole persons with the power to bind the Company, except and to the extent that such power is expressly delegated to any other person or entity by the Managers or by this Agreement. Unless otherwise determined by the Managers or provided in this Agreement, each Manager, acting individually on behalf of the Company, has the authority to bind the Company. (b) Number of Managers. The number of Managers shall initially be three. The number of Managers may be increased or decreased by the Member from time to time. ( c) Appointment. The Managers shall be appointed by the Member annually prior to the expiration of the initial appointment of Managers or upon a vacancy; provided, however, that the absence of any appointment by the Member (either annually or upon a vacancy) shall not diminish the powers of any incumbent Managers, each of whom shall remain in office until earlier death, resignation, or removal/replacement (in the sole discretion of the Member). In no event shall any Manager have the power to appoint any other Managers or him or herself as a Manager. The Managers need not be Members of the Company, but a majority of the Managers shall be tax residents of the United Kingdom. Managers may only be appointed if they are of sufficient calibre to enable them to demonstrate that they have the necessary skills and experience to manage the strategic decisions of the Company, as determined HOUDMS/26 I 866. 7 3 by the Member in its sole discretion. The initial Managers shall be James W. Swent III, Patrick C. Lowe and Zarksis D. Italia. ( d) Meetings. All meetings of the Managers shall take place in the United Kingdom. Managers may not attend meetings of Managers by telephone, videoconference or other electronic communications unless a majority of the Managers participating in the meeting are physically present in the United Kingdom. No act of any Manager, acting on behalf of the Company in his capacity as a Manager, taken outside of the United Kingdom shall be valid or binding upon the Company. During Manager meetings, the general business and strategy of the Company will be considered and reviewed in detail unless a Manager meeting is called to vote on, approve or otherwise consider a specific matter or matters, in which case the consideration of such matter or matters shall constitute the agenda for such Manager meeting and the general business and strategy of the Company need not be considered at such meeting. Manager meetings shall be fully minuted, documenting the decision making process, atten~ees and location of such meetings. Suitable information shall be made available to all Managers in advance of Manager board meetings to enable the Managers to make full and informed decisions at subsequent board meeting (including, but not limited to, briefing papers, forecasts, professional evaluations, and similar materials, as appropriate). (e) Quorum; Majority Vote. A majority of the Managers constitutes a quorum for the transaction of business by the Managers, except to adjourn as provided below. Every act or decision done or made by a majority of the Managers present at a meeting at which a quorum has been established is the act of the Managers, unless a greater number is required by law or the Articles of Organization of the Company. If the quorum consists of two Managers, then a majority vote shall be deemed to require the vote of both Managers. (f) Removal. Each Manager shall hold office until the Manager's death, resignation or removal in accordance with the provisions hereof. A Manager may resign by delivering a written resignation to the Member. A resignation is effective upon the appointment of a replacement Manager by the Member unless it is specified to be effective at some other time or upon the happening of some other event. A Manager may be removed at any time, with or without cause, by the Member by delivering written notice of such removal to the Manager. Such removal shall be effective upon delivery of such notice by the Member, unless such notice is specified to be effective at some other time or upon the happening of some other event. (g) Adjournment. A quorum of Managers may adjourn any meeting of Managers. In the absence of a quorum, a majority of the Managers present may adjourn any meeting of Managers. In adjourning a meeting, the Managers adjourning the meeting can designate a time and place of the next meeting of the Managers. (h) Written Consents. The Managers may take any action by written consent in lieu of a meeting; provided, that any written consent in lieu of a meeting shall state the city and country where each Manager executed the written consent and the Managers shall be provided with suitable time and information in advance of executing the written consent to enable the Managers to make full and informed decisions, including discussing any such information with other Managers. Any written consent of the Managers in lieu of a meeting HOUDMS/261866.7 4 shall be ineffective unless a majority of the Managers are within the United Kingdom when such written consent is executed. (i) Notice. Written notice of meetings of Managers shall be delivered to each Manager personally or by email or fax to the Manager's address at least 24 hours before the meeting. Any Manager can waive notice of any meeting but must do so in writing, orally if noted in the minutes of the meeting or by attending and participating in the decisions of the meeting without protesting the lack of notice. G) Vacancies. Any vacancy in the position of a Manager resulting from the death, resignation or removal of a Manager shall be filled by the Member, as promptly as practicable, by designating, in writing, a replacement Manager. The designation of a replacement Manager is effective upon receipt of the written designation by the Manager designated, unless the notice is specified to be effective at some other time or upon the happening of some other event. (k) Time Devoted To Duties. Each Manager shall devote only such time to the affairs of the Company as such Manager may, in such Manager's sole discretion, deem necessary or advisable for the proper discharge of such Manager's duties as a Manager hereunder. 12.2 Officers. The Managers may appoint officers at any time to act on behalf of the Company with such power and authority as the Managers may delegate in writing to any such persons. The officers of the Company, if deemed necessary by the Managers, may include a president, vice president, secretary, and/or chief financial officer. The officers shall serve at the pleasure of the Managers and may be removed with or without cause by the Managers, subject to all rights, if any, of an officer under any contract of employment. Any individual may hold any number of offices. The officers shall exercise such powers and perform such duties as specified in this Agreement or as shall be determined from time to time by the Managers. 12.3 No Management by Other Persons or Entities. Except and only to the extent expressly delegated by the Managers or as set forth herein, no person or entity other than the Managers shall be an agent of the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company. 12.4 Restricted Actions of the Managers. Notwithstanding any provision in this Agreement to the contrary, the following decisions and actions by the Managers require the prior written consent of the Member: (a) Admit any additional person or entity as a member of the Company; (b) Amend any provision of this Agreement; ( c) Merge or consolidate into or with any other entity, or sell, transfer, convey, lease, license, encumber or mortgage substantially all of the Company's assets; (d) Convert into any other form of entity; and HOUDMS/261866. 7 5

(e) Liquidate, wind-up or dissolve the Company or enter into or commence any new or additional line of business outside of the Business defined herein. 12.5 Reliance by Third Parties. Any person or entity dealing with the Company or the Managers may rely upon a certificate signed by any of the Managers, the secretary of the Company (if any) or any assistant secretary of the Company (if any) as to: (a) The identity and qualifications of the Manager(s); (b) The existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Managers or are in any other manner germane to the affairs of the Company; (c) The persons who, or entities which, are authorized to execute and deliver any instrument or document of or on behalf of the Company; or ( d) Any act or failure to act by the Company or as to any other matter whatsoever involving the Company, the Member or the Managers. 13 . Assignments. The Member may assign in whole or in part its shares in the Company in writing under such terms and conditions as the Member shall determine in its sole discretion and, at the sole election of the Member, the assignee shall be admitted as a member of the Company. 14. Admission of Additional Members. Subject to the prior written consent of the Member, the Managers may admit one or more additional members of the Company. On or before the admission of any such additional member of the Company, the Member shall amend this Agreement to make such changes as the Member shall determine to reflect the fact that the Company shall have more than one member. 15. Liability of Member. Except to the extent provided in the NRS, the debts, obligations and liabilities of the Company, whether arising strictly at law, in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Managers nor the Member shall have any liability for the obligations or liabilities of the Company. 16. Indemnification. 16.1 Exculpation; Indemnification. (a) For purposes of this Agreement, the term "Indemnified Party" means the Member, the Managers and any officer of the Company and any Affiliate (as defined below) of the Member or the Company, any officer, director, shareholder, partner or employee of the Member, the Company and their respective Affiliates, and any person who is or was serving at the request of the Company as an officer, director or manager of any other limited liability company, corporation, partnership, joint venture, trust or other enterprise. HOUDMS/261866.7 6

(b) To the fullest extent provided by the NRS and any other applicable law, the Company shall indemnify any Indemnified Party who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact the Indemnified Party is or was serving as an Indemnified Party, against all expenses (including attorney's fees and costs) judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnified Party in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company. (c) No Indemnified Party shall be liable to the Company or any other Indemnified Party for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Party if the Indemnified Party acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Party otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of the Indemnified Party. ( d) Notwithstanding the foregoing, any indemnity provided herein shall be provided out of and to the extent of Company assets only, and no Indemnified Party shall have any personal liability on account thereof. ( e) An Indemnified Party shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person or entity as to matters the Indemnified Party reasonably believes are within the professional or expert competence of such person or entity and who or which has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid. (f) The term "Affiliate" for purposes of this Agreement shall mean with respect to any company, any other company directly or indirectly controlling (including, but not limited to, all directors and officers of such company), controlled by, or under direct or indirect common control with such company. A company shall be deemed to control another company if such company possesses, directly or indirectly, the power to (i) vote fifty percent (50%) or more of the stock having ordinary voting power for the election of directors of such company, or (ii) direct or cause the direction of the management and policies of such company, whether through the ownership of stock, common members of board of directors, by contract or otherwise. 16.2 Expenses. To the fullest extent permitted by the NRS and any other applicable law, expenses (including legal fees and costs) incurred by an Indemnified Party in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnified Party to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that the Indemnified Party is not entitled to be indemnified as authorized in this Section 16. The HOUDMS/261866.7 7

Company may make such advance payments of expenses by and through a Manager or an officer, acting alone, and no collective act of or approved by the Managers as a body is necessary. 16.3 Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Managers shall, in their sole discretion, deem reasonable, on behalf of any Indemnified Party and such other persons or entities as the Managers shall determine, against any liability that may be asserted against the Indemnified Party, for expenses that may be incurred by any such person or entity in connection with the activities of the Company or such indemnitees, regardless of whether the Company would have the power to indemnify the person or entity against the liability under the provisions of this Agreement. The Managers and the Company may enter into indemnity contracts with any Indemnified Party and adopt written procedures p~rsuant to which afrangements are made for the advancement of expenses and the funding of obligations under this Section 16 and containing such other procedures regarding indemnification as they may deem appropriate. 17. Outside Business. The Member or an Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Member shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. The Member or Affiliate thereof shall not be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and the Member or Affiliate thereof shall have the right to take for its own account (individually or as a partner, shareholder, fiduciary or otherwise) or to recommend to others any such particular investment opportunity. 18. Dissolution. The Company shall dissolve, and its affairs· shall be wound up upon the first to occur of the following: (a) the written consent of the Member, (b) bankruptcy or dissolution of the Member or the occurrence of any other event which terminates the continued ownership of the Member in the Company if at such time there is only one Member, or (c) the entry of a decree of judicial dissolution of the Company under the NRS. 19. Liquidation. (a) Upon the occurrence of an event of dissolution as provided for in Section 18 of this Agreement, the Company shall cease to engage in any further business, except to the extent necessary to perform existing obligations, and shall wind up its affairs and liquidate its assets. The Managers have the sole authority and control over the winding up and liquidation of the Company's Business and affairs and must diligently pursue the winding up and liquidation of the Company. (b) During the course of liquidation, the Member shall continue to take into account the Company's profits and losses as provided in Section 9 of this Agreement. HOUDMS/261866.7 8

(c) Liquidation shall continue until the Company's affairs are in such condition that there can be a final accounting, showing that all fixed or liquidated obligations and liabilities of the Company are satisfied or can be adequately provided for under this Agreement. The assumption or guarantee in good faith by one or more financially responsible persons shall be deemed to be an adequate means of providing for such obligations and liabilities. When the Managers have determined that there can be a final accounting, they shall establish a date for the distribution of the proceeds of liquidation of the Company. (d) Upon the dissolution and liquidation of the Company, the proceeds of liquidation shall be applied as follows: (i) first, to pay all expenses of liquidation and winding up; (ii) second, to pay all debts, obligations and liabilities of the Company, in the order of priority as provided by law, other than debts owing to the Member or on account of the Member's contributions; (iii) third, to pay all debts of the Company owing to the Member; and (iv) to establish reasonable reserves for any remaining contingent or unforeseen liabilities of the Company not otherwise provided for, which reserves shall be maintained by the Managers on behalf of the Company in a regular interest-bearing trust account for a reasonable period of time as determined by the Managers. If any excess funds remain in such reserves at the end of such reasonable time, then such remaining funds shall be distributed by the Company pursuant to Section 10 of this Agreement. ( e) Upon final liquidation of the Company the net proceeds of liquidation remaining following the settling of accounts shall be distributed to the Member in accordance with Section 10 of this Agreement. (f) Upon dissolution and liquidation of the Company, the Managers shall cause to be executed and filed with the Secretary of State of the State of Nevada, articles of dissolution in accordance with the NRS and any other forms, notices or certificates required to be filed by the Company in any jurisdiction. 20. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Nevada, without regard to the rules of conflict of laws thereof. 21. Accounting. The Company's fiscal year will be the calendar year and shall end on December 31. 22. Amendments. This Agreement and the Articles of Organization for the Company may only be amended with the prior written consent of the Member. Any such amendment shall be in writing, and shall be executed and filed in accordance with the NRS. 23. Nature of Equity Share Capital; Agreement is Binding Upon Successors. The equity share capital of the Member in the Company constitutes its personal estate. This Agreement is binding upon all successors in interest of the Member. 24. Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the party(ies) hereto, and its or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. HOUDMS/261866. 7 9

25. Titles and Subtitles; Form of Pronouns; Construction and Definitions. The titles of the Sections and paragraphs of this Agreement are for convenience only and are not to be considered in construing this Agreement. All pronouns used in this Agreement shall be deemed to include masculine, feminine and neuter fonns, the singular number includes the plural and the plural number includes the singular. Unless otherwise specified, references to Sections are to the Sections in this Agreement. Unless the context otherwise requires, the term "including" shall mean "including, without limitation." 26. NRS Prevails. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the NRS shall govern the construction of this Agreement; provided, however, that in the event of any inconsistency between such laws and this Agreement, the provisions of the NRS shall prevail. 27. Severability. If one or more provisions of this Agreement are held by a proper court to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary and permitted by law, shall be severed herefrom, and the balance of this Agreement shall be enforceable in accordance with its terms. 28. Entire Agreement. This Agreement contains the entire understanding of the Member with respect to the subject matter of the Agreement, and it supersedes all prior understandings and agreements, if any, whether written or oral, and all prior dealings of the party(ies) with respect to the subject matter hereof. [signatures on following page] HOUDMS/261866.7

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, which may be executed in multiple counterparts, but when taken together make one and the same instrument, as of the day and year first above written. MEMBER: MANAGERS: HOUOMS/261866. 7 ENSCO International Incorporated, a Delaware corporation Name: Patrick C. Lowe 11 .. / / / -:;.f·.,,_;~-:--~,/·/. ,,-f' (<.:j'f/4'[~,/, '. /0 0 -#. u.:??Jlc.(,!,· ?x.~,'CJ' ..-'-L-,0 dr-,, ,fr'( ,--~((- i/

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, which may be executed in multiple counterparts, but when taken together make one and the same instrument, as of the day and year first above written. MEMBER: MANAGERS: ENSCO International Incorporated, a Delaware corporation By: - - ------------ Name: - ------ - ----- Title: ---------- - --- Name: James W. Swent III Name: Patrick C. Lowe Name: Zarksis D. Italia 11

EXHIBIT A Form of Articles of Organization (see attached)

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Organization
Limited-Liability Company
(PURSUANT TO NRS CHAPTER 86)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)	ENSCO Investments LLC Check box if a Series Limited-Liability Company ☐
2. Registered Agent for Service of Process: (check only one box)	☑ Commercial Registered Agent: The Corporation Trust Company of Nevada Name ☐ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Dissolution Date: (optional)	Latest date upon which the company is to dissolve (if existence is not perpetual):
4. Management: (required)	Company shall be managed by: ☑ Manager(s) **OR** ☐ Member(s) (check only one box)
5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)	1) James W. Swent III (Name) 100 New Bridge Street (Street Address) / London, England (City) / (State) / EC4V 6JA (Zip Code) 2) Patrick C. Lowe (Name) 100 New Bridge Street (Street Address) / London, England (City) / (State) / EC4V 6JA (Zip Code) 3) Zarksis D. Italia (Name) 100 New Bridge Street (Street Address) / London, England (City) / (State) / EC4V 6JA (Zip Code)
6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)	Daniel Ro-Trock (Name) / X Dan RoTrock (Organizer Signature) 711 Louisiana Street, Suite 3400 (Address) / Houston (City) / TX (State) / 77002 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity / Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 86 DLLC Articles
Revised on 3-18-09

NV043 - 05/28/2009 C T System Online